Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bridger Aerospace Group Holdings, Inc. of our report dated March 20, 2023 relating to the consolidated financial statements of Bridger Aerospace Group Holdings, LLC appearing in Bridger Aerospace Group Holdings, Inc.’s final prospectus, dated April 19, 2023, which is incorporated herein by reference, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Atlanta, Georgia

April 19, 2023